UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eledon Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Eledon Pharmaceuticals, Inc., a Delaware corporation (“Eledon” or the “Company”), will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s corporate office, located at 19800 MacArthur Boulevard, Suite 250, Irvine, California on Thursday, June 18, 2026, at 11:30 a.m., Pacific Time.

The purposes of the Annual Meeting are to consider and vote upon the following items:

1.
To elect David-Alexandre C. Gros, M.D., Jan Hillson, M.D., and James Robinson as Class III directors to serve until Eledon’s 2029 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
2.
To approve an amendment to the Company's Restated Certificate of Incorporation (as amended), to increase the number of authorized shares of the Company's common stock, par value $0.001 per share from 300,000,000 to 450,000,000; and
3.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.

At the Annual Meeting, we will also consider and vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The accompanying Proxy Statement more fully describes these matters, and we urge you to read the information contained in the Proxy Statement carefully.

The Board of Directors has fixed the close of business on April 20, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

We encourage all stockholders to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement. You will be able to vote your shares at the meeting in person or by proxy, either over the Internet, by mail or by phone.

Important Notice Regarding the Availability of Proxy Materials. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available to our stockholders at www.proxydocs.com/ELDN. Stockholders may also request a printed set of the proxy materials by following the instructions in the Notice of Internet Availability.

On behalf of the Board of Directors,

/s/ David-Alexandre C. Gros
David-Alexandre C. Gros, M.D.
Chief Executive Officer April [ ], 2026

YOUR VOTE IS IMPORTANT
Please vote via the Internet or telephone.
Internet: www.proxypush.com/ELDN
Phone: 1-866-229-2195
If you received a proxy card or voting instruction form, please mark, sign and date it when received and return it promptly in the self-addressed, stamped envelope provided to you.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL 1: ELECTION OF CLASS III DIRECTORS	6
General	6
Biographical Information of Nominees for Class III Directors	6
Biographical Information Concerning the Class I Directors Whose Term of Office Expires at the 2027 Annual Meeting of Stockholders	7
Biographical Information Concerning the Class II Directors Whose Term of Office Expires at the 2028 Annual Meeting of Stockholders	8
Vote Required; Recommendation of the Board of Directors	9
CORPORATE GOVERNANCE	10
Corporate Governance Matters	10
DIRECTOR COMPENSATION	18
2025 Non-Employee Director Compensation Policy	18
Fiscal Year 2025 Director Compensation Table	19
EXECUTIVE OFFICERS	20
EXECUTIVE COMPENSATION	21
Summary Compensation Table	21
Agreements with Named Executive Officers	24
Outstanding Equity Awards at Fiscal Year End 2025	27
Pay Versus Performance Table	28
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	32
INFORMATION REGARDING RECENT FINANCING TRANSACTIONS	33
STOCK OWNERSHIP AND REPORTING	35
Security Ownership of Certain Beneficial Owners and Management	35
REPORT OF THE AUDIT COMMITTEE OF THE BOARD	37
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 450,000,000	38
Summary	38
Reasons for the Authorized Share Increase Amendment	38
Possible Effects if Proposal 2 is Approved	39
Possible Effects if Proposal 2 is Not Approved	39
Effectiveness of Amendment to Certificate of Incorporation	39
Vote Required; Recommendation of the Board of Directors	40
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
Audit Fees and Services	41
Pre-Approval Policies and Procedures	41
Change in Independent Registered Public Accounting Firm	41
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
Vote Required; Recommendation of the Board of Directors	43
OTHER MATTERS	44
Stockholder Proposals for our 2027 Annual Meeting	44
Householding of Annual Meeting Materials	44
APPENDIX A – Authorized Share Increase Amendment to the Certificate of Incorporation	A-1

Website References

You may also access additional information about our Company at http://ir.eledon.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We sent you the Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at our 2026 annual meeting of stockholders (the “Annual Meeting”), including at any postponements or adjournments of the meeting. We have elected to provide access to the full proxy materials over the Internet and have provided our stockholders with instructions on how to access the proxy materials in the Notice that you received. Rules adopted by the Securities and Exchange Commission (the “SEC”) allow us to provide access to our proxy materials over the Internet. All stockholders will have the ability to access the proxy materials on the website at https://www.proxydocs.com/ELDN, or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice. We intend to furnish the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about May [ ] 2026.

Who can vote at the Annual Meeting?

To be entitled to vote, you must have been a stockholder of record at the close of business on April 20, 2026, the record date for our Annual Meeting. There were [ ] shares of our common stock, par value $0.001 per share (“Common Stock”) outstanding and entitled to vote at the Annual Meeting as of the record date.

How many votes do I have?

Each share of our Common Stock that you own as of the record date will entitle you to one vote on each matter considered at the Annual Meeting. No other class of securities is entitled to vote at the Annual Meeting.

What am I voting on?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.
To elect David-Alexandre C. Gros, M.D., Jan Hillson, M.D., and James Robinson as Class III directors to serve until Eledon’s 2029 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
2.
To approve an amendment to our Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), to increase the number of authorized shares of Common Stock from 300,000,000 to 450,000,000 (the “Authorized Share Increase Proposal”); and
3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

How do I vote?

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Continental Stock Transfer & Trust Company, you may vote your shares at the meeting in person or by proxy as follows:

1.
Over the Internet: To vote over the Internet, please go to the following website: https://www.proxypush.com/ELDN, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on June 17, 2026, the day before the Annual Meeting, for your proxy to be valid and your vote to count.
2.
By Telephone: To vote by telephone, please call (866) 229-2195, and follow the instructions provided on the Notice or proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on June 17, 2026, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

3.
By Mail: To vote by mail, you must complete, sign and date the proxy card and then return it in the self-addressed, stamped envelope provided to you. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. Mediant Communications must receive the proxy card not later than the time of the meeting on June 18, 2026, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.
4.
In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, bank or other nominee, then you are deemed to be the beneficial owner of your shares and the broker, bank or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker, bank or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker, bank or other nominee provides you. Many intermediaries accept voting instructions over the Internet or by telephone.

If your shares are held in “street name” through a broker and you do not give voting instructions to your broker, your broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. Proposal 2 (the Authorized Share Increase Proposal) and Proposal 3 (ratification of independent registered public accounting firm) are expected to be considered “routine” proposals by applicable stock exchange requirements, and Proposal 1 (election of directors) is expected to be considered “non-routine.” Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposals 2 and 3, but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be voted on Proposals 2 and 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” for Proposal 1.

Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a legal proxy, executed in your favor, from the holder of record (i.e., your broker, bank or other nominee). A legal proxy is not the form of proxy included with this Proxy Statement and is not the “voting instruction form” that is supplied to you by the broker, bank or other nominee that holds your shares.

Can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the Annual Meeting. To do so, you must do one of the following:

1.
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
2.
Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.
3.
Attend the Annual Meeting and vote in person as instructed above. Attending the Annual Meeting will not alone revoke your Internet or telephone vote or proxy card submitted by mail, as the case may be.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer above.

How many shares must be represented to have a quorum and hold the Annual Meeting?

A majority of our shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy to transact business at the Annual Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count broker non-votes as described above as present at the meeting for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we expect the chairperson of the meeting to adjourn the Annual Meeting until we obtain a quorum.

Who will count the vote?

The votes will be counted, tabulated and certified by an Inspector of Elections appointed by our Board.

What vote is required to approve each matter and how are votes counted?

Provided that a quorum is present, approval of the proposals described in this proxy statement will require the following affirmative votes (among votes properly cast virtually or by proxy):

Proposal 1—To elect Class III Directors

The three nominees receiving the most “FOR” votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Proposal 2—To approve the Authorized Share Increase Proposal

This proposal will be approved if the holders of a majority of the total votes cast affirmatively or negatively on the proposal vote “FOR” the proposal. Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal. No broker non-votes are expected on Proposal 2.

Proposal 3—To ratify the Appointment of Independent Registered Public Accounting Firm

This proposal will be approved if the holders of a majority of the total votes cast affirmatively or negatively on the proposal vote “FOR” the proposal. Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal. No broker non-votes are expected on Proposal 3.

A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What am I voting on?,” “How are votes counted?” and “How many votes are needed to approve each of the proposals?” is as follows:

Proposal No.	Vote	Board Recommendation	Routine or Nonroutine	Voting by Broker Permitted?	Votes Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
1	To elect Class III Directors	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	Plurality	No impact	No impact
2	To approve the Authorized Share Increase Proposal	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you if you do not provide instructions to your broker.	Yes	Majority of votes cast affirmatively or negatively vote “FOR” the proposal	No impact	No impact, if any
3	To ratify the Appointment of Independent Registered Public Accounting Firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of votes cast affirmatively or negatively vote “FOR” the proposal	No impact	No impact, if any

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than those listed above. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Wednesday, June 18, 2026 at 11:30 a.m., Pacific Time, at our corporate office, located at 19800 MacArthur Boulevard, Suite 250, Irvine, California. Regardless of whether you are the “record holder” of your shares or your shares are held in street name, if you held your shares as of the close of business on April 20, 2026, you are welcome to attend the meeting. Please bring photo identification and proof of ownership as of the record date, April 20, 2026. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. In addition, if you are a beneficial stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Where can I find the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our Annual Meeting.

What are the costs of soliciting these proxies?

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of Being a “Smaller Reporting Company”

We qualify as a “smaller reporting company” under the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies. These exemptions include reduced disclosure obligations regarding executive compensation. We may take advantage of some or all these exemptions until such time as we are no longer a smaller reporting company.

PROPOSAL 1: ELECTION OF CLASS III DIRECTORS

General

Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. As described in the biographical information below, a number of the members of our Board were associated with Anelixis Therapeutics, Inc. (“Anelixis”) prior to the combination of Eledon and Anelixis in September 2020 (the “Anelixis Transaction”).

Set forth below are the names and certain information for each continuing member of the board, including the nominees for election as Class III directors, as of April 20, 2026. The information presented includes each continuing director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our Board to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “—Corporate Governance Matters—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Name	Age	Position(s)
Class I Directors —Term expiring at the 2027 Annual Meeting of Stockholders
Steven Perrin, Ph.D.	61	President, Chief Scientific Officer, Director
June Lee, M.D.	60	Director
Class II Director Nominees —Term expiring at the 2028 Annual Meeting of Stockholders
Keith A. Katkin	54	Chair of the Board
Allan D. Kirk, M.D., Ph.D., FACS	64	Director
John S. McBride	74	Director
Class III Directors—Term expiring at the Annual Meeting
David-Alexandre C. Gros, M.D.	53	Chief Executive Officer, Director
Jan Hillson, M.D.	73	Director
James Robinson	56	Director

Biographical Information of Nominees for Class III Directors

David-Alexandre C. Gros, M.D. has been a member of our Board and the Company’s Chief Executive Officer since September 2020. Dr. Gros served as an advisor to Eledon since May 2020. He joined Eledon from Imbria Pharmaceuticals, Inc. (“Imbria”), a clinical-stage biotechnology company, where he served, from May 2018, as Co-Founder, Chief Executive Officer and member of its board of directors, including as Chairman. Prior to Imbria, Dr. Gros was President and Chief Operating Officer of Neurocrine Biosciences, Inc., Chief Business and Principal Financial Officer of Alnylam Pharmaceuticals, Inc., and Chief Strategy Officer of Sanofi, S.A. Before joining Sanofi, Dr. Gros held leadership positions in healthcare investment banking at Centerview Partners, LLC, and Merrill Lynch, Pierce, Fenner & Smith Inc., and in healthcare consulting at McKinsey & Company. He also held the role of senior advisor at 4D Molecular Therapeutics and Pardes Biosciences. Dr. Gros previously served on the Board of Directors of Eliem Therapeutics, Inc., a biotechnology company that he co-founded. Outside of Eledon, Dr. Gros has served as the Executive Chairman of Saint Jean Groupe, S.A., a leading French manufacturer of pasta products, since June 2025. Dr. Gros earned his Doctor of Medicine from The Johns Hopkins University School of Medicine, a M.B.A. from Harvard Business School, and a B.A. from Dartmouth College. We believe Dr. Gros is qualified to serve on our Board based on his extensive senior leadership experience in the biotechnology industry, his strong scientific background, and his deep knowledge of the Company.

Jan Hillson, M.D. has served as a member of our Board since July 2021 and currently serves on our nominating and corporate governance committee and our science and technology committee. Dr. Hillson has served as Chief Medical Officer for Zag Bio, a private company focused on creating thymus-targeted medicines for autoimmune diseases since February 2026 and is a partner at Cascadia Drug Development Group, a company that provides strategic advisory support, planning and tactical oversight of therapeutic development activities, since February 2024. Dr. Hillson previously served as interim Chief Medical Officer of GlycoEra AG, a private company focused on precision degradation of extracellular proteins from February 2024 to January 2026. Dr. Hillson also serves as Senior Clinical Advisor for Climb Bio, a biotechnology company formed following the merger of Tenet Medicines, Inc from February 2024 to January 2026 and Eliem Therapeutics, Inc. Dr. Hillson previously served as Senior Vice President of Clinical Development at Provention Bio, a clinical stage public company focused on debilitating and life-threatening immune-mediated disease from November 2021 to February 2024. From June 2019 to November 2021, Dr. Hillson served as Senior Vice President of Clinical Development at Alpine Immune Sciences, Inc., an immunotherapy company. From December 2016 to June 2019, Dr. Hillson was Senior Vice President of Drug Development for ChemoCentryx, and, before that, served as Vice President of Clinical and Translational Research at Momenta Pharmaceuticals. Earlier in her career, she served in senior roles at ZymoGenetics/Bristol Myers Squibb and Xcyte Therapies. Dr. Hillson also served as a member of the Clinical Faculty at Harvard Medical School (Cambridge Health Alliance), Assistant Professor at the University of Washington, and Division Head at Virginia Mason Medical Center. Dr. Hillson is a licensed rheumatologist and continues to care for patients. She received her MD from Stanford School of Medicine, an MS from the California Institute of Technology, an MS in Marine Chemistry from Scripps Institution of Oceanography, and a B.S. from Michigan State University. We believe Dr. Hillson is qualified to serve on our Board based on her strong scientific background, extensive experience in clinical development, and broad experience in the life sciences industry.

James Robinson has served as a member of our Board since October 2023 and currently serves on our audit committee and is Chair of our compensation committee. Mr. Robinson has served as Chief Executive Officer and Director of A2 Biotherapeutics, Inc., a clinical stage private company focused on cell therapy for multiple types of cancer since April 2024. Mr. Robinson previously served as Chief Executive Officer and Director of Urovant Sciences Ltd, (“Urovant Sciences”), a biopharmaceutical company focused on developing therapies for urological conditions, from March 2020 to July 2023, guiding the company through its first product launch, and subsequent acquisition by Sumitomo Dainippon Pharma. From April 2019 to March 2020, Mr. Robinson was President and Chief Operating Officer of Paragon Biosciences LLC, a biotechnology company. From March 2018 to April 2019, Mr. Robinson served as President and Chief Operating Officer of Alkermes plc. Prior to Alkermes plc, Mr. Robinson spent over 12 years at Astellas Pharma, one of the leaders in the field of solid organ transplant, where he served as President of the Americas and was responsible for approximately $4 billion in revenue. Mr. Robinson also serves on the Board of Directors of UroGen Pharma (Nasdaq: URGN) and Petauri Health. He previously served on the Board of Directors for Neos Therapeutics, Applied Genetic Technologies Corp. and Pharmaceutical Research and Manufacturers of America (“PhRMA”), where he served as Chairman of PhRMA’s State Committee. He earned a B.S. in Marketing from DePaul University. We believe Mr. Robinson is well-qualified to serve on our Board based on his extensive senior leadership experience in the life sciences industry and his broad expertise in commercial strategy and operations.

Biographical information concerning the Class I directors whose term of office expires at the 2027 Annual Meeting of Stockholders

Steven Perrin, Ph.D. has served as a member of our Board since September 2020, when he joined the Board in connection with the Anelixis Transaction. Dr. Perrin currently serves as our President and Chief Scientific Officer, a position he has held since September 2020. From January 2013 until joining Eledon, Dr. Perrin served as Chief Executive Officer of Anelixis. Dr. Perrin has been Executive Chairman of the ALS Therapy Development Institute since June 2010. Dr. Perrin also served as Chief Scientific Officer for the ALS Therapy Development Institute from January 2007 to August 2018. From November 2001 to December 2006, he served as Associate Director of Molecular Profiling for Biogen, Inc. (formerly Biogen Idec). Dr. Perrin received his B.S. in Biology from Boston College and his PhD in Biochemistry from Boston University School of Medicine. We believe Dr. Perrin is qualified to serve on our Board based on his strong scientific background, his extensive knowledge of the Company and experience within the biotechnology industry.

June Lee, M.D. has served as a member of our Board since December 2020 and currently serves on our compensation committee, our nominating and corporate governance committee, and is Chair of our science and technology committee. Dr. Lee co-founded ElevAAte Biotech, a non-profit dedicated to furthering East Asian American leadership of the biotech and pharmaceutical industries and has served on its board since July 2024. Dr. Lee was the founding Chief Executive Officer of Renasant Bio., a biopharmaceutical company, from January 2023 until December 2023 and Chair of its board until November 2024. Dr. Lee was previously a partner at 5AM Ventures, a life sciences venture capital firm, from July 2022 until November 2024. From February 2021 to November 2021, Dr. Lee was founder and Chief Executive Officer at Alumis, Inc. (formerly Esker Therapeutics, Inc.), a precision immunology company. From January 2017 until June 2020, Dr. Lee was Chief

Development Officer and Chief Operating Officer of MyoKardia, Inc. (“MyoKardia”), a clinical stage biotechnology company with a focus on precision cardiovascular medicines. At MyoKardia she built and led a world-class development organization culminating in the company’s $13.1 billion acquisition by Bristol Myers Squibb in November 2020. Prior to MyoKardia, from April 2011 to January 2017, Dr. Lee was Professor of Medicine at the University of California, San Francisco (“UCSF”) School of Medicine, where she served as Director of Translational Research and built the Catalyst Program, an internal accelerator at UCSF for early-stage technologies in therapeutics, devices, diagnostics, and digital health. She is also the founding chair of the University of California Drug, Device, Discovery and Development Group. Previously, from March 2004 to April 2011, she was therapeutic area head in early clinical development in cardiovascular, metabolism, respiratory, and infectious diseases at Genentech. Dr. Lee served on the board of CinCor Pharma, Inc., until it was acquired by AstraZeneca in March 2023. Dr. Lee currently serves on the board of Tenya Therapeutics, Inc. (Nasdaq: TNYA), Abivax (Nasdaq: ABVX), and GenEdit, serves on Johns Hopkins University Center for Therapeutic Translation’s Advisory Board, and on the Scientific Advisory Board for Foresite Labs. Dr. Lee earned a B.S. in Chemistry at the Johns Hopkins University, an M.D. at the School of Medicine at University of California, Davis, and her clinical training in internal medicine and pulmonary & critical care at University of California, Los Angeles (“UCLA”) and UCSF. We believe Dr. Lee is qualified to serve on our Board based on her extensive senior leadership experience in the biotechnology industry and her strong scientific background.

Biographical information concerning the Class II directors whose term of office expires at the 2028 Annual Meeting of Stockholders

Keith A. Katkin has been a member and the Chair of our Board since May 2017 and currently serves as the Chair of our nominating and corporate governance committee. Mr. Katkin joined Eledon when it acquired Otic Pharma, Ltd in May 2017. Mr. Katkin served as the Principal Executive Officer and as a member of the Board of Directors of Urovant Sciences, a biopharmaceutical company focused on developing therapies for urological conditions, from September 2017 until March 2020. Mr. Katkin served as the President and Chief Executive Officer of Avanir Pharmaceuticals, Inc. (“Avanir”), a publicly traded biopharmaceutical company, from 2007 to 2016. Mr. Katkin led the growth and ultimate sale of Avanir to Otsuka Pharmaceutical Co., Ltd. for $3.5 billion. Mr. Katkin joined Avanir in 2005 as Senior Vice President of Sales and Marketing and a member of Avanir’s executive management team. Prior to joining Avanir, Mr. Katkin served as Vice President, Commercial Development for Peninsula Pharmaceuticals, Inc., a privately held biopharmaceutical company, playing a key role in the concurrent initial public offering and ultimate sale of the company to Johnson & Johnson. Additionally, Mr. Katkin’s employment experience includes leadership roles at InterMune, Inc., Amgen, Inc. and Abbott Laboratories. Mr. Katkin currently serves on the Board of Directors of Syndax Pharmaceuticals, Inc. (Nasdaq: SNDX), Emergent BioSolutions, Inc. (NYSE: EBS) and Ambros Therapeutics as Chairman. Mr. Katkin previously served on the Board of Directors of Rigel Pharmaceuticals Inc. (Nasdaq: RIGL), within the past five years. Mr. Katkin has an M.B.A. from the Anderson School of Business at UCLA and a degree in Accounting from Indiana University. Mr. Katkin is also a certified public accountant. We believe Mr. Katkin is qualified to serve on our Board based on his extensive senior leadership experience at multiple public pharmaceutical companies, along with his broad experience in operations, corporate leadership, strategy and commercialization.

Allan D. Kirk, M.D., Ph.D., FACS has been a member of our Board since October 2023 and currently serves on our audit committee and our science and technology committee. Dr. Kirk has served at Duke University since May 2014 as Chair of the Department of Surgery in the School of Medicine where he holds professorships in Surgery, Pediatrics, and Integrative Immunobiology. From 2014 to 2024, he also served as Surgeon-in-Chief for the Duke University Health System. Prior to Duke, Dr. Kirk was Professor of Surgery and Pediatrics at Emory University as well as scientific director of the Emory Transplant Center and vice chair for research of the Emory Department of Surgery. He served in the U.S. Navy Medical Corps reaching the rank of commander and principal investigator at the Naval Medical Research Center and was the inaugural Chief of the Transplantation Branch for the National Institute of Diabetes and Digestive and Kidney Diseases of the National Institutes of Health. Dr. Kirk has served as a principal investigator for multiple clinical trials, including first-in-human experience with numerous novel immunosuppressive agents. Dr. Kirk pioneered the use of co-stimulation pathway blockade to prevent organ rejection in transplant patients with his research focused on understanding transplant rejection and advancing improved therapies for transplant recipients. He has co-authored hundreds of peer-reviewed journal publications. Dr. Kirk is a core faculty member of the Duke Innovation & Entrepreneurship program. He also previously served as Editor-in-Chief for the American Journal of Transplantation. Dr. Kirk earned an M.D. from Duke University School of Medicine, a Ph.D. from Duke University, and a B.S. from Old Dominion University. We believe Dr. Kirk is qualified to serve on our Board based on his extensive scientific background and experience in the life sciences industry.

John S. McBride has been a member of our Board since May 2017 and currently serves on our compensation committee and is Chair of our audit committee. Mr. McBride currently serves as President of Alliance Life Science Advisors, Inc. (“Alliance”), a consulting firm focused on assisting life science companies with strategic planning, business development and financing projects. Mr. McBride has been active with the firm during various periods over the last thirteen years. From August

2019 until March 2021, Mr. McBride was Chief Financial Officer of Cadent Therapeutics, Inc., a biotechnology company. Mr. McBride served as our predecessor, Tokai Pharmaceuticals’ (“Tokai”), Chief Operating Officer from February 2014 to May 2017, its Chief Financial Officer from September 2016 to May 2017 and its interim Chief Financial Officer from April 2014 to September 2014. Prior to joining Tokai, Mr. McBride founded and served as President of Alliance, where he was active from March 2012 until February 2014, became active again beginning in June 2017 until August 2019 and again became active in March 2021. Prior to founding Alliance, Mr. McBride was an independent consultant from January 2009 until March 2012. In addition, Mr. McBride previously served as Executive Vice President and Chief Operating Officer of Gloucester Pharmaceuticals, Inc., Global Head of Oncology Licensing at Pharmacia Corporation, Executive Vice President, Business Operations and Chief Financial Officer at CytoTherapeutics, Inc., Vice President, Business Development and Treasurer at Phytera, Inc., Vice President, Commercial Development at Sparta Pharmaceuticals, Inc. and Vice President, Business Development at U.S. Bioscience, Inc. Mr. McBride holds a B.S. in Biochemistry and an M.S. in Chemical Engineering from the University of Wisconsin and an M.B.A from the Wharton School at the University of Pennsylvania. We believe Mr. McBride is qualified to serve on our Board based on his extensive senior leadership experience within the life sciences industry, as well as his broad experience in financial strategy and operations.

Vote Required; Recommendation of the Board of Directors

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of David-Alexandre C. Gros, M.D., Jan Hillson, M.D., and James Robinson to a three-year term ending at the 2029 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Each nominee has indicated a willingness to continue to serve as director, if elected. In the event that a nominee should be unable or unwilling for good cause to serve if elected, discretionary authority is reserved for the named proxy holders to vote for a substitute nominee, or to reduce the number of directors on our Board.

A plurality of the votes cast by the stockholders entitled to vote on the election is required to elect the three director nominees (meaning that the three director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as Class III directors). Broker non-votes and votes that are withheld will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL 1.

CORPORATE GOVERNANCE

Corporate Governance Matters

Our Board believes that good corporate governance is important to ensure that our Company is managed for the long-term benefit of stockholders. This section describes key corporate governance policies and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Corporate Governance section of our website, which is located at http://ir.eledon.com/corporate-governance/governance-overview.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:

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the principal responsibility of our Board is to oversee our management;
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a majority of the members of the Board must be independent directors, unless otherwise permitted by the rules of The Nasdaq Stock Market LLC (“Nasdaq”);
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the independent directors meet at least twice a year in executive session and at other times at the request of any independent director;
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directors have full and free access to management and, as necessary and appropriate, independent advisors; and
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new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the Board’s leadership structure, including whether the offices of Chief Executive Officer and Chair of the Board should be separate. Our guidelines provide the Board with flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. We currently separate the roles of Chief Executive Officer and Chair of the Board. Our Chief Executive Officer is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while our Chair of the Board presides over meetings of the Board, including executive sessions of the Board, and performs oversight responsibilities. Because we have an independent Chair, the Board has not appointed a separate lead independent director. Our Board has four standing committees that currently consist of, and are chaired by, independent directors. Our Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board. We believe that the independent committees of our Board and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time because it strikes an effective balance between management and independent leadership participation in Board proceedings.

Board Determination of Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 5605(d)(2) of the Nasdaq Listing Rules. Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 5605(d)(2) of the Nasdaq Listing Rules, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based on information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of Drs. Lee, Hillson and Kirk and Messrs. Katkin, McBride and Robinson is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Dr. Gros is not an independent director under Rule 5605(a)(2) because he is our Chief Executive Officer. Dr. Perrin is not an independent director under Rule 5605(a)(2) because he is our President and Chief Scientific Officer.

Our Board also determined that Messrs. McBride, Robinson and Dr. Kirk, who currently serve on our audit committee, satisfy the independence standards for audit committees established by the SEC and the Nasdaq Listing Rules, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, our Board determined that Dr. Lee and Messrs. McBride and Robinson, who currently serve on our compensation committee, satisfy the enhanced independence standards for compensation committees established by Rule 5605(d)(2) of the Nasdaq Listing Rules. In making such determinations, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Meetings and Attendance

Our Board held nine meetings during fiscal 2025. During fiscal 2025, each of the directors then in office attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees of the Board on which such director then served during the period of his or her service during fiscal 2025. Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our directors then in office attended the 2025 annual meeting of stockholders.

Communicating with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chair of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Board considers important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to Eledon Pharmaceuticals, Inc., Attention: Board of Directors, 19800 MacArthur Boulevard, Suite 250, Irvine, California 92612.

Committees of the Board

We have established an audit committee, a compensation committee, a science and technology committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our Board. A copy of each committee’s charter can be found under the Corporate Governance section of our website, which is located at http://ir.eledon.com/corporate-governance/governance-overview.

The following table provides the current membership for each of the Board Committees:

Name	Audit Committee	Compensation Committee	Science and Technology Committee	Nominating and Corporate Governance Committee
Keith A. Katkin				X*
David-Alexandre C. Gros, M.D.
Jan Hillson, M.D.			X	X
Allan D. Kirk, M.D., Ph.D., FACS	X		X
June Lee, M.D.		X	X*	X
John S. McBride	X*	X
Steven Perrin, Ph.D.
James Robinson	X	X*

*Committee Chairperson

Audit Committee

Our audit committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
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monitoring our internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;
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overseeing our internal audit function, if any;
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discussing our risk management policies;
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establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;
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meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
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reviewing and approving or ratifying any related person transactions; and
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preparing the audit committee report required by SEC rules.

Our Board has determined that Messrs. McBride and Robinson and Dr. Kirk each qualify as an “audit committee financial expert” within the meaning of applicable SEC rules. The audit committee held ten meetings during fiscal 2025.

Compensation Committee

Our compensation committee’s responsibilities include:

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reviewing and approving, or making recommendations to our Board with respect to, the compensation of our Chief Executive Officer and other executive officers;
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overseeing the evaluation of our senior executives;
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reviewing and making recommendations to our Board with respect to our incentive compensation and equity-based compensation plans;
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overseeing and administering our equity-based plans;
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reviewing and making recommendations to our Board with respect to director compensation;

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reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure (to the extent such disclosure is required by SEC rules); and
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preparing the compensation committee report (to the extent such report is required by SEC rules).

The compensation committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plans to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The compensation committee may also form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. The compensation committee held five meetings during fiscal 2025.

During our fiscal year ended December 31, 2025, our compensation committee engaged the services of compensation consulting firm Aon Consulting, Inc. (“Aon”) to advise the compensation committee in establishing overall compensation levels. Aon conducted analyses and provided advice on, among other things, the appropriate peer group, executive compensation for our executive team, non-employee director compensation and compensation trends in the life sciences industry. Aon reported directly to the compensation committee. The compensation committee believes that Aon does not have any conflicts of interest in advising the compensation committee under applicable SEC and Nasdaq rules.

Science and Technology Committee

Our science and technology committee’s responsibilities include:

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reviewing and making recommendations to our Board on the clinical path, clinical development and path to market strategies for the Company’s programs;
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reviewing and making recommendations to our Board on research and development organizational structure and optimization;
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reviewing and making recommendations to our Board on potential buy-side business development opportunities from a scientific, medical and regulatory perspective;
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assisting management in identifying, sourcing, screening, and evaluating buy-side business development opportunities from a scientific, medical and regulatory perspective; and
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assisting management in strategizing, messaging, and networking with respect to sell-side business development opportunities from a scientific and technical perspective.

The science and technology committee held four meetings during fiscal 2025.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

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identifying individuals qualified to become members of our Board;
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recommending to our Board the persons to be nominated for election as directors and to our Board’s committees;
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developing and recommending corporate governance principles to our Board; and
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overseeing an annual evaluation of our Board.

The nominating and corporate governance committee held four meetings during fiscal 2025.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes, among other things, requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our Board.

In considering whether to recommend to our Board any particular candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our Board applies the criteria set forth in the charter of the nominating and corporate governance committee. These criteria include, among other things, the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The director biographies set forth above indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude he or she should continue to serve as a director. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group, together with the incumbent directors, possess the skill sets and specific experience desired of our Board as a whole. The nominating and corporate governance committee also takes into account the nature of and time involved in a director’s service on other boards and a director’s other time commitments in evaluating the suitability of individual directors and making its recommendations to the Board.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. Two out of eight directors are female and two directors are racially or ethnically diverse.

Stockholder Recommendations and Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least one year as of the date such recommendation is made, to Eledon Pharmaceuticals, Inc., Attention: Nominating and Corporate Governance Committee, 19800 MacArthur Boulevard, Suite 250, Irvine, California 92612. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this Proxy Statement under the heading “Other Matters – Stockholder Proposals for our 2027 Annual Meeting,” the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our Amended and Restated Bylaws to directly nominate director candidates for consideration at any annual meeting, without inclusion of such candidate(s) in the Company’s proxy materials and without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by following the procedures set forth under “Other Matters – Stockholder Proposals for our 2027 Annual Meeting.”

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. Our Board fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks and also reviews and discusses our policies with respect to risk assessment; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our Board and management succession planning. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities, as appropriate. In addition, since risk issues often overlap, committees may and occasionally do request that the full Board discuss particular risks.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on the Corporate Governance section of our website, which is located at http://ir.eledon.com/corporate-governance/governance-overview. We intend to disclose on our website any amendments to, or waivers from, the code of business conduct and ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K within four business days following the date of the amendment or waiver.

Insider Trading Policy and Procedures

Our Board has adopted an Insider Trading Policy, which governs, among other things, purchases, sales, and other dispositions involving our securities by all of our directors, officers, and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the Nasdaq listing standards. Our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Because our insider trading policies and procedures are designed to address transactions in our securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern our purchase of Eledon securities.

Policy on Pledging and Hedging of Company Shares

Pursuant to the Company's Insider Trading Policy, Company personnel, including our officers and employees, and members of the Board, are prohibited from engaging in any of the following types of transactions:

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short sales of Company securities, including short sales “against the box”;
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purchases or sales of puts, calls or other derivative securities based on the Company's securities; and
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purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company's securities.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and where a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:

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the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;
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the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and
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the amount involved in the transaction is less than the greater of $200,000 and 5% of the annual gross revenue of the Company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our Chief Executive Officer or Chief Financial Officer and will be reviewed and approved by our audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our Chief Executive Officer or Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, our audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee. The policy also provides that alternatively, our Chief Executive Officer or Chief Financial Officer may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, the policy provides that any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner to be specified in the charter of the compensation committee.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the audit committee will review and consider:

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the related person’s interest in the related person transaction;
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the approximate dollar value of the amount involved in the related person transaction;
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the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
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whether the transaction was undertaken in the ordinary course of business of our Company;
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whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;
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the purpose of, and the potential benefits to us of, the transaction; and
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any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the audit committee will review all relevant information available to it about the related person transaction. The policy provides that the audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

Related Person Transactions

Other than as described below, we have not been a party to any transaction since January 1, 2024 in which the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two years, and in which any of our directors, executive officers, nominees for director or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest that is reportable pursuant to Item 404(a) of Regulation S-K.

2024 Financing Transaction

In connection with the 2024 Private Placement defined and described under “Information Regarding Recent Financing Transactions” below, Biotechnology Value Fund L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS LP and MSI BVF SPV, LLC (the “BVF Entities”) acquired an aggregate of 1,966,572 shares of Common Stock and 2024 Pre-Funded Warrants (as defined below) exercisable for an aggregate of 6,050,305 shares of Common Stock for an aggregate purchase price of $18,993,948. The 2024 Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, which does not permit the BVF Entities to exercise the portion of the warrants that would result in such entities, together with their affiliates, beneficially owning after exercise a number of shares of Common Stock in excess of the beneficial ownership limitation. BVF Partners L.P., BVF, Inc. and Mark N. Lampert, beneficial owners of more than 5% of our outstanding voting securities, have shared voting and shared dispositive power over the shares of Common Stock held by the BVF Entities.

Also, in connection with the 2024 Private Placement described under “Information Regarding Recent Financing Transactions” below, Blu-G Nevada Par Equity LLC dba BGN Investing 1 (“BGN Investing 1”) acquired 140,646 shares of Common Stock for a purchase price of $333,331. Charles-Edouard Gros, the brother of our Chief Executive Officer, David-Alexandre C. Gros, M.D., beneficially owns the shares of Common Stock held by BGN Investing 1.

2024 Underwritten Offering

In connection with the 2024 Underwritten Offering defined and described under “Information Regarding Recent Financing Transactions” below, the BVF Entities acquired an aggregate of 2024 Offering Pre-Funded Warrants (as defined below) exercisable for an aggregate of 4,931,507 shares of Common Stock for an aggregate purchase price of $17,995,069. The 2024 Offering Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, which does not permit the BVF Entities to exercise the portion of the warrants that would result in such entities, together with their affiliates, beneficially owning after exercise a number of shares of Common Stock in excess of the beneficial ownership limitation. BVF Partners L.P., BVF, Inc. and Mark N. Lampert, beneficial owners of more than 5% of our outstanding voting securities, have shared voting and shared dispositive power over the shares of Common Stock held by the BVF Entities.

DIRECTOR COMPENSATION

2025 Non-Employee Director Compensation Policy

Our Board has approved a compensation policy for our non-employee directors that is designed to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The Board Chair and the chair of each committee receive an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board.

Cash Compensation

Based on a review of compensation practices, the Board has approved the following compensation for non-employee directors:

	2025
Name	Member Annual Service Retainer	Chairperson Annual Service Retainer
Board of Directors	$45,430	$198,750
Audit Committee	$11,360	$22,720
Compensation Committee	$8,520	$17,040
Nominating and Corporate Governance Committee	$5,680	$11,360
Science and Technology Committee	$8,520	$17,040

Equity Compensation

In 2025, each non-employee member of our Board was granted annual equity awards consisting of 30,870 stock options and 3,430 restricted stock units, which vest after one year, subject to the director’s continued service on our Board. The Chair was granted annual equity awards consisting of 77,175 stock options and 8,575 restricted stock units, which vest after one year, subject to continued service on our Board.

Expense Reimbursement

Directors are reimbursed for reasonable expenses incurred in connection with their service as directors, including attendance at Board and committee meetings.

Fiscal Year 2025 Director Compensation Table

The compensation provided to our non-employee directors in 2025 is set forth in the table below. The table excludes David-Alexandre C. Gros, M.D., our Chief Executive Officer, and Steven Perrin, Ph.D, our President and Chief Scientific Officer, both of whom served as executive officers in 2025. Neither Dr. Gros nor Dr. Perrin received any compensation for serving as a director in 2025.

The following table sets forth information regarding compensation earned by our non-employee directors for the year-ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Awards ($)(1)(3)	Total Compensation ($)
Keith A. Katkin	198,750	254,316	34,643	487,709
Jan Hillson, M.D.	59,630	101,726	13,857	175,213
Allan D. Kirk, M.D., Ph.D., FACS	67,560	101,726	13,857	183,143
June Lee, M.D.	76,670	101,726	13,857	192,253
John S. McBride	76,670	101,726	13,857	192,253
James Robinson	73,830	101,726	13,857	189,413

(1)
The amounts disclosed represent the aggregate grant date fair value of the stock options and restricted stock units granted to our non-employee directors during fiscal 2025 under our 2020 long term incentive plan (the “2020 Plan”), calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation - Stock Compensation. The assumptions used in calculating the grant date fair value of the stock options and restricted stock units are set forth in Note 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that may be realized by the non-employee directors.
(2)
As of December 31, 2025, each non-employee director held the following number of outstanding and unexercised options: Mr. Katkin 869,360, Dr. Hillson 261,307, Dr. Kirk 181,307, Dr. Lee 261,307, Mr. McBride 288,768 and Mr. Robinson 181,307.
(3)
As of December 31, 2025, each non-employee director held the following number of outstanding and unvested restricted stock units: Mr. Katkin 8,575, Dr. Hillson 3,430, Dr. Kirk 3,430, Dr. Lee 3,430, Mr. McBride 3,430 and Mr. Robinson 3,430.

EXECUTIVE OFFICERS

Executive Officers

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the record date is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions as of the record date.

Name	Age	Position(s)
David-Alexandre C. Gros, M.D.	53	Chief Executive Officer
Paul Little	62	Chief Financial Officer
Steven Perrin, Ph.D.	61	President and Chief Scientific Officer
Bryan Smith	47	General Counsel, Corporate Secretary and Chief Compliance Officer

Biographical information for David-Alexandre C. Gros and Steven Perrin is set forth under “PROPOSAL 1: ELECTION OF CLASS III DIRECTORS" on page 6 of this Proxy Statement.

Paul Little has served as our Chief Financial Officer since March 2021. He has over 30 years of financial, operations, business strategy, and leadership experience in global public companies. Before joining Eledon in March 2021, Mr. Little served as Chief Financial Officer of Sientra Inc., a medical aesthetics company that develops and sells medical aesthetics products to plastic surgeons, where he led finance, investor relations, information technology, and manufacturing from August 2018 to March 2021. During his tenure at Sientra Inc., Mr. Little led multiple public financing rounds while strengthening the balance sheet and driving organizational and operational efficiencies to accelerate revenue growth and improve cash flow. Prior to Sientra Inc., Mr. Little served as Chief Operating Officer of Candela Medical (formerly Syneron-Candela) from October 2016 to September 2017, where he led the company's global supply chain and service organization and helped execute the company's growth strategy, culminating in the sale of the company. Before Candela Medical, Mr. Little served as Vice President, Finance and Commercial Operations for Allergan PLC’s Medical Aesthetics division and as a key member of the senior leadership team, helping build Allergan PLC into a global market leader for medical aesthetics. In this role, Mr. Little built the commercial finance, commercial operations and customer operations functions from the ground up and led the financial assessment and integration of over $3 billion in mergers and acquisitions activities. He joined Allergan PLC from ConAgra Brands, and began his career in public accounting at KPMG LLP. Mr. Little holds a B.A. in Business Economics from the University of California, Santa Barbara.

Bryan Smith has served as our General Counsel, Corporate Secretary and Chief Compliance Officer since April 2021. Prior to joining Eledon, Mr. Smith was General Counsel, Corporate Secretary, and Chief Compliance Officer of Urovant Sciences, a biopharmaceutical company focused on developing therapies for urological conditions, from April 2018 to April 2021. During his time at Urovant Sciences, Mr. Smith led the company through its initial public offering and its eventual sale for $681 million to Sumitovant (a wholly owned subsidiary of Sumitomo Dainippon Pharma). From August 2011 to April 2018, Mr. Smith held leadership roles at Allergan PLC, serving as Associate Vice President and Senior Counsel and Chief Counsel to the company’s urology, neurology, aesthetics, and dermatology business units. Prior to joining Allergan PLC, Mr. Smith was a litigator at Gibson, Dunn & Crutcher LLP. Mr. Smith received his B.A. in Political Science from Brigham Young University and his J.D. from the University of Southern California Law School. After graduating from law school, Mr. Smith was a law clerk to the Honorable Cormac J. Carney in the United States District Court for the Central District of California.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2025, consisting of our principal executive officer (“PEO”) and the next two most highly compensated officers, were:

•
David-Alexandre C. Gros, our Chief Executive Officer;
•
Steven Perrin, our President and Chief Scientific Officer; and
•
Paul Little, our Chief Financial Officer.

This section discusses the material elements of our executive compensation policies for our “named executive officers” and the most important factors relevant to an analysis of these policies. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers during the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
David-Alexandre C. Gros, M.D.	2025	613,196	349,522	1,963,080	268,660	21,690	3,216,148
Chief Executive Officer	2024	582,269	464,277	4,577,034	—	21,390	5,644,970
Steven Perrin, Ph.D.	2025	484,919	284,284	795,048	109,080	22,953	1,696,284
President and Chief Scientific Officer	2024	455,258	306,879	3,787,094	—	21,990	4,571,222
Paul Little	2025	479,226	215,172	572,565	303,000	22,980	1,592,943
Chief Financial Officer	2024	459,431	242,378	2,365,846	—	22,680	3,090,335

(1)
The amounts reported for 2025 and 2024 represent bonuses earned in 2025 and 2024, and paid in February 2026 and December 2024, respectively, based on the achievement of pre-established performance goals as determined by our Board.
(2)
These amounts represent the aggregate grant date fair value of awards for 2025 and 2024 computed in accordance with the FASB ASC 718. See Note 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 regarding assumptions underlying the valuation of equity grants.
(3)
These amounts represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted during the indicated fiscal year computed in accordance with ASC 718. The grant date fair value of each equity award is measured based on the closing price of our common stock on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(4)
Represents the value of the company-paid premiums for group term life insurance and 401(k) matching contributions.

Narrative to the Summary Compensation Table

The elements of the compensation program for our named executive officers include: annual base salary; annual cash (non-equity) incentive; long-term equity awards; and certain health, welfare, and 401(k) plan benefits. Our named executive officers also have severance benefits in their respective employment agreements (see “Agreements with Named Executive Officers” below).

The compensation of our named executive officers is generally determined and approved at the beginning of each year or, if later, in connection with the commencement of employment of the executive, by our Board or the compensation committee.

In setting base salaries and bonus opportunities and granting equity incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and their long-term commitment to our Company. As part of this process, Dr. Gros, as our Chief Executive Officer, prepares performance evaluations for the other executive officers and recommends annual salary increases, annual equity awards and cash bonuses to the compensation committee. The compensation committee conducts a performance evaluation of Dr. Gros. Prior to approving compensation for our executive officers, the compensation committee consults with the full Board.

Base Salary

The 2025 annual base salaries for our named executive officers are set forth in the table below:

Name	2025 Base Salary
David-Alexandre C. Gros, M.D.	$613,196
Steven Perrin, Ph.D.	$484,919
Paul Little	$479,226

The year-over-year increases reflected in the table above were designed to keep each executive’s annual base salary and target total cash compensation at approximately the 50th percentile of similarly situated executives, in line with our pay positioning philosophy. Based on the comparable market information provided to the compensation committee by its independent compensation consultant, the base salaries of our named executive officers generally approximated the 50th percentile of similarly situated executives among our peer group.

Non-Equity Incentive Compensation

Our Board adopted a formal executive bonus plan (the “Performance Bonus Plan”) in February 2021. The purpose of the Performance Bonus Plan is to create a direct relationship between key business performance measurements and individual bonus amounts. The Performance Bonus Plan provides for bonus payments to each executive officer conditioned upon the achievement of certain performance goals established by the compensation committee, which may differ for each executive officer. Our compensation committee establishes such performance goals based on one or more performance criteria relating to operational or financial performance.

For 2025, target performance bonuses were as follows:

•
Dr. Gros — 60% of base salary
•
Dr. Perrin — 50% of base salary
•
Mr. Little — 40% of base salary

The compensation committee may consider each named executive officer’s individual contributions toward reaching our annual corporate goals. There is no minimum bonus percentage or amount established for the named executive officers, and therefore actual bonus amounts may vary from year to year based on corporate and individual performance, in each case pursuant to the terms of our Performance Bonus Plan and each executive officer’s employment agreement and offer letter.

The Board approved clinical development, CMC manufacturing, and financial corporate goals for 2025, with clinical development and CMC manufacturing goals assigned a combined weighting of 80% and financial performance goals assigned a weighting of 20%. “Stretch” goals were approved, which provided a total potential bonus achievement of 150% of target for each executive.

For 2025, the corporate objectives approved by the Compensation Committee and subsequently confirmed by the Board were aligned with the Company’s key priorities:

•
Clinical Development
o
Achieve key clinical milestones in the Company’s kidney transplant program, including completion of the Phase 2 BESTOW trial and timing of the planned topline data readout
o
Advance patient enrollment, site activation, and execution of ongoing clinical studies

o
Support continued development of the Company’s islet cell transplantation program
o
Progress regulatory interactions with the FDA and European regulatory authorities to support advancement toward later-stage development
o
Advance additional pipeline initiatives, including continued support of xenotransplantation efforts
•
CMC Manufacturing
o
Manufacture and release drug substance and drug product to support ongoing clinical trials
o
Advance manufacturing process development and scale-up
•
Financial Performance
o
Manage capital resources, including financing activities, to support operations and extend the Company’s cash runway
o
Manage operating expenses within targeted levels

In December 2025, the Compensation Committee recommended to the Board, and the Board subsequently determined, that the 2025 corporate goals had been achieved at an aggregate level of 117.5%, with the final bonus payment adjusted for attainment of individual performance goals. As a result, in January 2026, the Compensation Committee recommended, and the Board approved, the following bonuses to our named executive officers for performance in 2025:

Name	2025 Non-Equity Incentive
David-Alexandre C. Gros, M.D.	$349,522
Steven Perrin, Ph.D.	$284,284
Paul Little	$215,172

Equity Compensation

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants, and directors, and encourages them to devote their best efforts to our business and financial success.

Our named executive officers and other employees will generally be provided with annual equity awards.

1,018,000 stock options and 168,500 restricted stock units were awarded to our named executive officers for the year-ended December 31, 2025. The Compensation Committee introduced restricted stock units in 2025 to complement stock options and provide a more balanced mix of equity incentives.

Other Compensation

Our named executive officers are eligible to participate, on the same basis as our other employees, in our employee benefit plans, including our medical, dental, vision, life, and disability plans, and our 401(k) plan. We generally do not provide our named executive officers with perquisites or other personal benefits.

401(k) Plan

We maintain a 401(k) plan for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $23,500 for calendar year 2025. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2025 were up to an additional $7,500 above the statutory limit. We make matching contributions into the 401(k) plan on behalf of participants, matching 100% of participant contributions up to 6% of eligible compensation. Matching contributions vest immediately.

Agreements with Named Executive Officers

Employment Agreements

Each of our executive officers has an employment agreement that provides severance benefits in the event of certain qualifying terminations of employment, subject to the executive’s execution of a waiver and release of claims in favor of the Company and the existence of a proprietary information and inventions agreement between the executive and the Company.

Employment Agreement with Dr. Gros

We entered into an employment agreement with Dr. Gros on September 9, 2020, or the Gros employment agreement, under which Dr. Gros serves as our Chief Executive Officer. The Gros employment agreement provides that Dr. Gros is an at-will employee, sets forth his initial base salary of $500,000, and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time. Under the Gros employment agreement, Dr. Gros is entitled to participate in our annual incentive plan described above, under which Dr. Gros’s target annual incentive bonus is 60% of his annual base salary, subject to achievement of key performance indicators as determined by our Board in consultation with Dr. Gros.

Subject to the satisfaction of certain performance-related goals set forth in his employment agreement, Dr. Gros will be eligible to receive a performance bonus in the amount of $10,000,000, payable at the election of the Company in cash, Common Stock or in a combination of cash and Common Stock. As described in more detail below, Dr. Gros is also eligible to receive a grant of additional shares of Common Stock (which may be satisfied with a payment in cash in lieu of stock) that in the aggregate shall be equal to one percent of the total number of shares of Common Stock on a fully-diluted basis, subject to terms and conditions set forth in his employment agreement, as amended and described below.

Pursuant to the terms of the Gros employment agreement, if Dr. Gros’s employment is terminated for cause (as defined in his employment agreement) or by Dr. Gros without good reason (as defined in his employment agreement), Dr. Gros will receive (i) his base salary accrued through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits under the employee benefit plans of the Company (the “vested compensation”). Pursuant to the terms of the Gros employment agreement, if Dr. Gros’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Dr. Gros for good reason (as defined in his employment agreement), Dr. Gros will receive the vested compensation, and, subject to Dr. Gros’s execution of a release in favor of the Company, Dr. Gros will be entitled to receive: (i) an amount equal to twelve months of base salary, (ii) a pro rata portion of Dr. Gros’s annual target bonus for the year in which termination of service occurs, (iii) credit for an additional twelve months of vesting under all outstanding equity awards that are subject to time-based vesting criteria, and (iv) up to 12 months of health insurance reimbursement under COBRA. In the event that Dr. Gros’ employment is terminated without cause or for good reason within 90 days before or twelve months after a change in control of the Company (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentences and subject to Dr. Gros’ execution of a release in favor of the Company, Dr. Gros will be entitled to receive, in addition to the vested rights: (i) an amount equal to 1.5 times his annual base salary and annual target bonus, (ii) full acceleration of vesting of all equity awards subject to time-based vesting criteria, and (iii) up to 18 months of health insurance reimbursement under COBRA.

On April 27, 2023, we entered into a letter agreement with Dr. Gros that amends his current employment agreement. Pursuant to the letter agreement, Dr. Gros remains entitled to a $10,000,000 performance bonus; however, the letter agreement entitles Dr. Gros to a pro-rata portion of his performance bonus in the event that his employment is terminated for any reason other than by the Company for cause and our market value at the time of termination of employment is equal to or greater than $600 million, but less than $1 billion. The threshold performance bonus payment is $6,000,000 at a $600 million market value and increases up to the maximum $10,000,000 bonus payable at a $1 billion market value using linear interpolation. The amendment also provides that market value is calculated by taking into account the total value of all securities treated as equity securities in the Company’s financial statements (“Market Value”).

In addition, the amendment provides for a retention bonus upon the earlier to occur of (i) a termination of his employment other than for cause, (ii) a change in control of the Company during the term of his employment, and (iii) July 31, 2026 (the earliest date to be the “Retention Bonus Date”). The retention bonus will be paid in cash or stock in an amount equal to the product of 761,589 multiplied by the difference between the fair market value of our Common Stock on the Retention Bonus Date over the fair market value of our Common Stock at the time of the initial closing of the 2023 Private Placement. The Common Stock price used to calculate the retention bonus, however, will be limited to a maximum of $9.00.

The amendment also provides for vesting acceleration of Dr. Gros’ outstanding equity awards. If Dr. Gros’ employment is terminated by the Company without cause or by him for good reason, subject to his execution of the release contemplated by his employment agreement, any then-unvested and outstanding performance-based equity awards will now (1) remain outstanding and eligible to vest if the applicable performance conditions are satisfied during the 12 months following such termination of employment, and (2) the term of such performance-based options will be extended until the earlier of (A) 90 days after the performance conditions are achieved and (B) the normal expiration date of such performance-based options. If Dr. Gros’ employment is terminated without cause or for good reason in connection with a change in control of the Company, subject to his execution of the release contemplated by his employment agreement, any then-unvested and outstanding performance-based equity awards will become fully vested at the target performance level.

Finally, the letter agreement modifies Dr. Gros’ rights to receive a grant of additional shares equal to one percent of the total number of shares of Common Stock on a fully-diluted basis. Dr. Gros will be eligible to receive a proportionate grant of Common Stock that will be equal to one percent of the fully diluted shares of Common Stock, upon the first occurrence of (i) the exercise of a majority of the Tranche C Warrants or Pre-Funded Warrants held by the largest holder of such warrants on the initial closing of the 2023 Private Placement and (ii) the first date that is six months after the date on which topline data for the Company’s kidney transplantation phase 2 trial (K207) is available to the Company and where the Company’s Market Value is equal to or greater than $900 million for a period of 20 consecutive calendar days. Dr. Gros will be entitled to such new incentive shares if either of the above conditions are satisfied at any time during the term of his employment agreement or within 12 months following a termination of his employment without cause or for good reason.

On December 16, 2024, we entered into a letter agreement with Dr. Gros (the “Agreement”), amending his employment agreement dated September 9, 2020 and first amended April 27, 2023. Pursuant to the Agreement, Dr. Gros’ employment agreement was amended to modify the market value cap of his Performance Bonus (as defined in his employment agreement). In accordance with his Performance Bonus, Dr. Gros is entitled to a bonus in the event that, during the Measurement Period (as defined in his employment agreement), the market value of the Company exceeds $600 million. The Performance Bonus payment threshold remains $6 million at a $600 million market value and increases up to an amended maximum $15 million bonus payable at a $1.5 billion market value using linear interpolation.

Employment Agreement with Dr. Perrin

We entered into an employment agreement with Dr. Perrin on September 14, 2020, or the Perrin employment agreement, under which Dr. Perrin serves as our President and Chief Scientific Officer. The Perrin employment agreement provides that Dr. Perrin is an at-will employee, sets forth his initial base salary of $400,000, and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time. Dr. Perrin is entitled to participate in our annual incentive plan described above, under which Dr. Perrin’s target annual incentive bonus is 50% of his annual base salary, subject to achievement of key performance indicators as determined by our Board in consultation with Dr. Perrin.

Pursuant to the terms of the Perrin employment agreement, if Dr. Perrin’s employment is terminated for cause (as defined in his employment agreement) or by Dr. Perrin without good reason (as defined in his employment agreement), Dr. Perrin will receive (i) his base salary accrued through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits under the employee benefit plans of the Company (the “vested compensation”). Pursuant to the terms of his employment agreement, if Dr. Perrin’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Dr. Perrin for good reason (as defined in his employment agreement), Dr. Perrin will receive the vested compensation. Additionally, subject to Dr. Perrin’s execution of a release in favor of the Company, Dr. Perrin will be entitled to receive either: (i) an amount equal to 1.5 times his base salary payable over eighteen months if Dr. Perrin’s employment is terminated before the first anniversary of the effective date of the employment agreement, or (ii) an amount equal to 1.0 times his base salary payable over twelve months if Dr. Perrin’s employment is terminated after the first anniversary of the effective date of the employment agreement. Dr. Perrin will also be entitled to receive (i) acceleration of vesting of the equity awards initially granted to him under his employment agreement, and (ii) up to 12 months of health insurance reimbursement under COBRA. In the event that Dr. Perrin’s employment is terminated without cause, or Dr. Perrin terminates his employment for good reason, in either case within 30 days before or twelve months after a change in control, in lieu of the severance payments and benefits described in the preceding sentences and subject to Dr. Perrin’s execution of a release in favor of the Company, Dr. Perrin will be entitled to receive the vested compensation, as well as: (i) an amount equal to 1.0 times his base salary and annual target bonus for the year in which termination occurs, (ii) full acceleration of all equity awards subject to time-based vesting, and (iii) up to 18 months of health insurance reimbursement under COBRA.

On April 27, 2023, we entered into a letter agreement with Dr. Perrin amending his employment agreement. Dr. Perrin’s employment agreement amendment provides for a retention bonus upon the earlier to occur of (i) a termination of his employment other than for cause, (ii) a change in control of the Company during the term of his employment, and (iii) July 31, 2026 (the earliest date to be the “Retention Bonus Date”). The retention bonus will be paid in cash or stock in an amount equal to the product of 761,589 multiplied by the difference between the fair market value of our Common Stock on the Retention Bonus Date over the fair market value of our Common Stock at the time of the initial closing of the 2023 Private Placement. The Common Stock price used to calculate the retention bonus, however, will be limited to a maximum of $9.00.

Employment Agreement with Mr. Little

We entered into an employment agreement with Mr. Little on March 15, 2021, or the Little employment agreement, under which Mr. Little serves as our Chief Financial Officer. The Little employment agreement provides that Mr. Little is an at-will employee, sets forth his initial base salary of $410,000, and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time. Mr. Little is entitled to participate in our annual incentive plan described above, under which Mr. Little’s target annual incentive bonus is 40% of his annual base salary, subject to achievement of key performance indicators as determined by our Board in consultation with Mr. Little.

Pursuant to the terms of the Little employment agreement, if Mr. Little’s employment is terminated for cause (as defined in his employment agreement) or by Mr. Little without good reason (as defined in his employment agreement), Mr. Little will receive (i) his base salary accrued through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits under the employee benefit plans of the Company (the “vested compensation”). Pursuant to the terms of his employment agreement, if Mr. Little’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Mr. Little for good reason (as defined in his employment agreement), Mr. Little will receive the vested compensation. Additionally, subject to Mr. Little’s execution of a release in favor of the Company, Mr. Little will be entitled to receive (i) an amount equal to nine months of his base salary, payable over nine months, (ii) accelerated vesting of the portion of all outstanding equity awards subject to time-based vesting that would have vested and become exercisable during the nine-month period following Mr. Little’s termination of employment, and (iii) up to nine months of health insurance reimbursement under COBRA. In the event Mr. Little’s employment is terminated by the Company without cause (other than by reason of death or disability) or if Mr. Little resigns for good reason, in either event in connection with a change in control, Mr. Little shall be entitled to receive in lieu of the benefits described in the preceding sentences, and subject to Mr. Little’s execution of a release in favor of the Company, the vested compensation, as well as: (i) an amount equal to 1.0 times his base salary and annual target bonus for the year in which termination occurs, (ii) full acceleration of all equity awards subject to time-based vesting, (iii) payment equal to the greater of either Mr. Little’s annual target incentive bonus for the year in which the termination occurs or the annual target incentive bonus paid to Mr. Little with respect to the calendar year immediately preceding the calendar year during which the termination occurs, payable in a single lump sum, and (iv) up to 12 months of health insurance reimbursement under COBRA.

Outstanding Equity Awards at Fiscal Year End 2025

The following table sets forth information regarding outstanding equity awards held by our named executive officers during the year ended of December 31, 2025.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value Shares or Units of Stock That Have Not Vested ($)
David-Alexandre C. Gros, M.D.	239,562	143,737	(1)	2.30	05/01/2033	—		—
	323,409	194,045	(1)	2.30	05/01/2033	—		—
	634,839	380,904	(1)	2.30	05/01/2033	—		—
	206,250	93,750	(2)	3.08	02/01/2033	—		—
;	147,200	6,400	(3)	3.97	02/01/2032	—		—
	101,250	6,750	(4)	3.97	02/01/2032	—		—
	—	600,000	(5)	4.04	01/10/2035	—		—
	—	—		—	—	66,500	(6)	268,660
Steven Perrin, Ph.D.	198,217	118,930	(1)	2.30	05/01/2033	—		—
	267,593	160,555	(1)	2.30	05/01/2033	—		—
	525,274	315,164	(1)	2.30	05/01/2033	—		—
	106,563	48,437	(2)	3.08	02/01/2033	—		—
	145,313	9,687	(4)	3.97	02/01/2032	—		—
	—	243,000	(5)	4.04	01/10/2035	—		—
	—	—		—	—	27,000	(6)	109,080
Paul Little	123,829	74,297	(1)	2.30	05/01/2033	—		—
	167,169	100,301	(1)	2.30	05/01/2033	—		—
	328,145	196,887	(1)	2.30	05/01/2033	—		—
	106,563	48,437	(2)	3.08	02/01/2033	—		—
	145,313	9,687	(4)	3.97	02/01/2032	—		—
	160,000	—	(7)	13.94	03/15/2031	—		—
	—	175,000	(5)	4.04	01/10/2035	—		—
	—	—		—	—	75,000	(6)	303,000

(1)
This option vested as to 25.000% of the shares underlying the option on May 1, 2024 and vests as to an additional 6.250% of the shares underlying the option on the 1st day of each quarter thereafter through May 1, 2027.
(2)
This option vested as to 25.000% of the shares underlying the option on February 1, 2024 and vests as to an additional 6.250% of the shares underlying the option on the 1st day of each quarter thereafter through February 1, 2027.
(3)
This option vested as to 25.000% of the shares underlying the option on February 1, 2023 and vests as to an additional 1/48th of the shares underlying the option on the 1st day of each month thereafter through February 1, 2026.
(4)
This option vested as to 25.000% of the shares underlying the option on February 1, 2023 and vests as to an additional 6.250% of the shares underlying the option on the 1st day of each quarter thereafter through February 1, 2026.
(5)
This option will vest 25.000% of the shares underlying the option on January 10, 2026 and vests as to an additional 6.250% of the shares underlying the option on the 10th day of each quarter thereafter through January 10, 2029.
(6)
This restricted stock units will vest 50.000% of the units on January 10, 2027 and vests remaining 50% on January 10, 2028.
(7)
This option is fully vested.

Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“non-PEO NEOs”) and Company performance for the fiscal years listed below. As a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, we have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies, and this executive compensation disclosure is not intended to meet the “Pay Versus Performance” disclosure required for larger reporting companies.

The compensation committee did not consider the disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation” above. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s named executive officers; these amounts reflect the 2025 Summary Compensation Table totals with certain adjustments as described in the following table and footnotes.

Tabular Disclosure of Pay Versus Performance

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” (“CAP”) to our named executive officers, as calculated in accordance with SEC disclosure rules:

					Value of Initial Fixed $100 Investment Based on:(3)
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for non-PEO NEOs ($)(1)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)	Company Total Shareholder Return ($)(4)	Net Loss ($ in thousands)
2025	3,216,148	(315,000)	1,644,614	(290,407)	66.23	(45,617)
2024	5,644,970	6,794,482	3,830,778	4,490,302	180.70	(36,184)
2023	2,553,153	404,580	1,430,880	710,034	78.95	(116,537)

(1)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the year indicated for Dr. Gros, our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the year indicated for the non-PEO NEOs. The Company’s non-PEO NEOs were Dr. Perrin and Mr. Little for 2025, 2024 and 2023.
(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the non-PEO NEOs. Compensation Actually Paid reflects the Summary Compensation Table Total with certain adjustments as set forth in the table following this footnote.
(3)
Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2022.

Year	Summary Compensation Table Total ($)(1)	(Minus) Fair Value of Awards Granted in Fiscal Year ($)(2)	Plus Fair Value of Outstanding and Unvested Awards Granted in Fiscal Year ($)(3)	(Minus) Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Fiscal Years ($)(4)	Plus Fair Value at Vesting of Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(5)	Plus/(Minus) Change in Fair Value as of Vesting Date of Awards Granted in Prior Fiscal Years that Vested During Fiscal Year ($)(6)	(Minus) Fair Value as of Prior Fiscal Year-End of Awards Granted in Prior Fiscal Years that Failed to Vest During Fiscal Year ($)(7)	Equals Compensation Actually Paid ($)
David-Alexandre C. Gros, M.D.
2025	3,216,148	(2,231,740)	801,602	(1,876,938)	—	(224,072)	—	(315,000)
2024	5,644,970	(4,577,034)	—	4,114,758	—	1,611,788	—	6,794,482
2023	2,553,153	(1,686,802)	1,058,491	(1,404,443)	—	(115,819)	—	404,580
Non-PEO named executive officers (Average)
2025	1,644,614	(889,847)	321,257	(1,232,660)	—	(133,771)	—	(290,407)
2024	3,830,778	(3,076,470)	—	2,719,492	—	1,016,502	—	4,490,302
2023	1,430,880	(802,784)	531,952	(419,673)	—	(30,341)	—	710,034

(1)
Represents total compensation reported in the Summary Compensation Table for the year indicated. With respect to non-PEO NEOs, amounts shown represent averages.
(2)
Represents the fair value of the stock awards and option awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(3)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(4)
Represents the change in fair value during the indicated fiscal year of each stock award and option award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(5)
Represents the fair value at vesting of the stock awards and option awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(6)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award that were granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(7)
Represents the fair value as of the last day of the prior fiscal year of the stock award and option award that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

Compensation Actually Paid ($ in 000s) $600 $400 $200 $0 ($200) ($400) ($600) ($800) ($1,000) ($1,200) ($1,400) ($1,600) 2020 2021 2022 $120.00 $100.00 $80.00 $60.00 $40.00 $20.00 $- TSR $100.00 $361 $68 $29.40 $(1,092) $(1,456) $15.20 PEO Compensation Actually Paid Eledon TSR Average NEO Compensation Actually Paid

Relationship Between Pay and Performance

As noted above, as is the case with many companies in the biotechnology industry, the Company’s incentive objectives are generally tied to our strategic and operational goals rather than financial goals. Accordingly, our compensation program is not influenced by financial metrics, such as net income.

In 2023, our net loss was $116,537,000, while the “compensation actually paid” was $404,580 for Dr. Gros and $710,034 for our non-PEO NEOs. In 2024, our net loss was $36,184,000, while the “compensation actually paid” was $6,794,482 for Dr. Gros and $4,490,302 on average for our non-PEO NEOs. With respect to 2025, our net loss was $45,617,000, while the “compensation actually paid” was ($315,000) for Dr. Gros and ($290,407) for our non-PEO NEOs.

The fluctuations in our CAP were driven by the fluctuations in our stock price over the three-year period, particularly in light of the leverage of our executive compensation program towards equity awards. The following graphic illustrates the relationship between the CAP to the PEO and average non-PEO NEOs and the Company’s TSR.

Compensation Actually Paid ($ Thousands)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
($1,000)
Company TSR (FYE 2022 Indexed to $100)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
180.70
$6,794
$4,490
78.95
66.23
$710
$405
$(315)
$(290)
2023
2024
2025
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Eledon TSR

We are a clinical stage biotechnology company with no products approved for commercial sale and have not generated any revenue since our inception. Consequently, we did not use net income (loss) as a performance measure in our executive compensation program and we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our non-PEO NEOs during the periods presented.

$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
Compensation Actually Paid ($ Thousands)
$-
$(20)
$(40)
$(60)
$(80)
$(100)
$(120)
$(140)
$(160)
$(180)
$(200)
Net Loss ($ Millions)
$405
$710
$6,794
$4,490
$(315)
$(290)
$(117)
$(36)
$(46)
2023
2024
2025
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Eledon Net Loss

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2025. As of December 31, 2025, we had three equity compensation plans, each of which was approved by our stockholders: our 2014 Stock Incentive Plan, or 2014 Plan, our 2020 Plan, and our 2014 Employee Stock Purchase Plan, or 2014 ESPP (collectively, our “Stock Plans”). The Company intends for the 2020 Plan to be its primary stock compensation plan in the future. The 2014 Plan was closed to new grants following the approval of the 2020 Plan, and therefore, there were no shares reserved for issuance under the 2014 Plan as of December 31, 2025.

Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	13,837,736	(1)	$2.99	3,985,243	(2)
Equity compensation plans not approved by security holders	1,725,996	(3)	$4.81	—
Total	15,563,732		$3.10	3,985,243

(1)
Consists of (i) 27,836 shares to be issued upon exercise of outstanding options under our 2014 Plan as of December 31, 2025; and (ii) 13,809,897 shares to be issued upon exercise of outstanding options and restricted stock units under our 2020 Incentive Plan as of December 31, 2025.
(2)
Consists of (i) 3,961,166 shares that remained available for future issuance under our 2020 Plan as of December 31, 2025 and (ii) 24,077 shares that remained available for future issuance under our 2014 ESPP as of December 31, 2025. The 2014 ESPP has been frozen since 2017. No shares remained available for future issuance under the 2014 Plan as of December 31, 2025.
(3)
Consists of (i) 296,491 shares to be issued upon exercise of outstanding options assumed in the Anelixis Transaction and (ii) 1,429,500 shares to be issued upon exercise of outstanding options to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

Accounting Restatement

As previously disclosed in the Current Report on Form 8-K filed with the SEC on August 14, 2025, the Company was required to prepare an accounting restatement. After review and discussion, the nominating and corporate governance committee determined that the amount of compensation received by the Company’s executive officers did not exceed the amount that would have been paid to such officers after giving effect to such accounting restatement. The Company therefore concluded that such accounting restatement did not require the recovery of any erroneously awarded compensation.

Timing of Grants of Certain Equity Awards

We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment or promotion. We do not have a formal policy regarding the timing of awards of options in relation to our disclosure of material nonpublic information. However, the compensation committee does not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

INFORMATION REGARDING RECENT FINANCING TRANSACTIONS

2023 Financing Transaction

On April 28, 2023, we entered into a Securities Purchase Agreement (the “2023 Securities Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which we agreed to issue and sell to the Purchasers in a private placement (the “2023 Private Placement”) (i) in an initial closing, (a) an aggregate of approximately 15 million shares of our Common Stock, or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”), and (b) common stock warrants exercisable into an aggregate of 15,151,518 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”); (ii) in a second closing (“Second Closing”), upon the satisfaction or waiver of specified conditions set forth in the 2023 Securities Purchase Agreement, an aggregate of 20,202,024 shares of Common Stock (or Pre-Funded Warrants); and (iii) in a third closing (“Third Closing”), upon the satisfaction or waiver of specified conditions set forth in the 2023 Securities Purchase Agreement, an aggregate of 25,252,530 shares of Common Stock (or Pre-Funded Warrants), in each case subject to customary adjustments. Each Common Warrant has an exercise price of $3.00 per share and expires five years after issuance. The Pre-Funded Warrants are exercisable immediately and until exercised in full.

The Second and Third Closings under the 2023 Securities Purchase Agreement had mandatory funding conditions whereby the Purchasers committed to purchase shares in the second and third closings upon the satisfaction or waiver of specified clinical trial milestones and volume weighted average share price levels and trading volume conditions.

The Warrants are subject to specified beneficial ownership limitations (equal to 4.99% or 9.99% as determined by holder of each such warrant) of the total Common Stock then issued and outstanding immediately following the exercise of such Warrants, and provided that any beneficial ownership limitation may not exceed 19.99% unless otherwise permitted.

The 2023 Private Placement resulted in gross proceeds to us of approximately $35 million in the initial closing.

On July 8, 2024, the Second Closing occurred, and we received gross proceeds of $2.1 million, or net proceeds of approximately $2.0 million after deducting underwriting discounts and commissions and offering expenses, in exchange for 909,088 shares of Common Stock.

On September 30, 2024, and October 1, 2024, the Third Closing occurred, and we received gross proceeds of $4.0 million, or net proceeds of approximately $3.8 million after deducting underwriting discounts and commissions and offering expenses, in exchange for 1,727,400 shares of Common Stock. We expect an additional $45 million assuming the exercise of all Common Warrants. We have used and intend to continue to use the net proceeds from the 2023 Private Placement for working capital and general corporate purposes, including the clinical development of our lead asset, tegoprubart.

2024 Financing Transaction

On May 6, 2024, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell to the investors in a private placement (the “2024 Private Placement”) an aggregate of 13,110,484 shares of Common Stock at a price of $2.37 per share, and pre-funded warrants at a price of $2.369 per underlying share, which are exercisable to purchase 7,989,516 shares of Common Stock at an exercise price of $0.001 per share the (“2024 Pre-Funded Warrants”). The 2024 Pre-Funded Warrants were issued in lieu of shares of Common Stock and are exercisable immediately and until exercised in full. The 2024 Pre-Funded Warrants are subject to specified beneficial ownership limitations (equal to 4.99% or 9.99% as determined by holder of each such warrant) of the total Common Stock then issued and outstanding immediately following the exercise of such warrants, and provided that any beneficial ownership limitation may not exceed 19.99% unless otherwise permitted.

The 2024 Private Placement resulted in gross proceeds to us of $50.0 million, or net proceeds of approximately $48.1 million after deducting offering costs. We have used and intend to continue to use the net proceeds from the 2024 Private Placement to fund pre-commercial activities for our products and general corporate purposes.

2024 Underwritten Offering

On October 29, 2024, we entered into an underwriting agreement with Leerink Partners, LLC, as representative of the several underwriters named therein in connection with the underwritten offering, issuance and sale by the Company (the “2024 Underwritten Offering”) of 18,356,173 shares of our Common Stock, at an offering price of $3.65 per share, and pre-funded warrants at a price of $3.649 per pre-funded warrant, which are exercisable to purchase 4,931,507 shares of our Common Stock at an exercise price of $0.001 per share (the “2024 Offering Pre-Funded Warrants”).

The 2024 Underwritten Offering closed on October 30, 2024 and resulted in gross proceeds of $85 million, or net proceeds of approximately $79.5 million after deducting underwriting discounts and commissions and offering expenses. The 2024 Underwritten Offering was made pursuant to the Shelf Registration Statement (as defined below) and a prospectus supplement relating to the 2024 Underwritten Offering dated October 29, 2024.

A holder of the 2024 Offering Pre-Funded Warrants (together with its affiliates) may not exercise any portion of a 2024 Offering Pre-Funded Warrant to the extent that the that, after giving effect to such exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such 2024 Offering Pre-Funded Warrants.

2024 Equity Distribution Agreement

On September 20, 2024, we entered into an Open Market Sale Agreement (the “Sales Agreement”) with Guggenheim Securities, LLC (“Guggenheim Securities”) to sell shares of our Common Stock, having aggregate sales proceeds of up to $75.0 million, from time to time, through an “at the market” equity offering program under which Guggenheim Securities will act as sales agent. In connection with the Sales Agreement, we filed on September 20, 2024 a registration statement on Form S-3 containing a prospectus and prospectus supplement (the “Shelf Registration Statement”) with the SEC. The Shelf Registration Statement became effective on October 2, 2024. As of December 31, 2025, we have not sold any shares under the Sales Agreement.

2025 Underwritten Offering

On November 12, 2025, we entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners, LLC, as representative of the several underwriters named therein (the “Underwriters”), in connection with the underwritten public offering and sale by our Company (the “2025 Underwritten Offering”) of 15,152,485 shares of the Company’s common stock at a public offering price of $1.65 per share (the “Common Stock Purchase Price”), and pre-funded warrants (the “2025 Offering Pre-Funded Warrants”) at a public offering price of $1.649 per 2025 Offering Pre-Funded Warrant, which are exercisable to purchase up to 15,151,515 shares of common stock at an exercise price of $0.001 per share. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option (the “Option”), exercisable for 30 days, to purchase up to 4,545,600 additional shares of Common Stock at the Common Stock Purchase Price less the underwriting discounts and commissions, which Option was exercised in full by the Underwriters.

The 2025 Underwritten Offering closed on November 13, 2025 and resulted in gross proceeds of $57.5 million, or net proceeds of approximately $53.6 million after deducting the underwriting discounts and commissions and offering expenses. The 2025 Underwritten Offering was made pursuant to the Shelf Registration Statement and a prospectus supplement relating to the 2025 Underwritten Offering dated November 12, 2025.

A holder of the 2025 Offering Pre-Funded Warrants (together with its affiliates) may not exercise any portion of a 2025 Offering Pre-Funded Warrant to the extent that, after giving effect to such exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such 2025 Offering Pre-Funded Warrant. A holder, upon notice to our Company, may increase or decrease such beneficial ownership limitation, provided that in no event shall the limitation exceed 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the 2025 Offering Pre-Funded Warrant.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our Common Stock as of March 31, 2026 by:

•
each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•
each of our current directors;
•
our named executive officers; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options, restricted stock unit awards or warrants that are currently exercisable or will become exercisable within 60 days after March 31, 2026 are considered outstanding and beneficially owned by the person holding the options, restricted stock units or warrants for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to applicable community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 75,851,722 shares of our Common Stock outstanding as of March 31, 2026. Beneficial ownership representing less than one percent of our outstanding Common Stock is denoted with an “*.”

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with BVF Partners L.P. (1)	6,293,282	8.3%
Named Executive Officers and Directors:
David-Alexandre C. Gros, M.D.(2)	2,139,222	2.7%
Steven Perrin, Ph.D.(3)	1,547,176	2.0%
Paul Little(4)	1,248,598	1.6%
Keith A. Katkin(5)	870,037	1.1%
John S. McBride(6)	288,768	*
Jan Hillson, M.D.(7)	261,307	*
June Lee, M.D.(8)	221,307	*
Allan Kirk, M.D.(9)	181,307	*
James Robinson(10)	181,307	*
All executive officers and directors as a group (10 persons)(11)	8,061,749	9.6%

(1)
Based on information provided to our Company by Biotechnology Value Fund LP (“BVF”) and information provided in a Schedule 13G/A filed by BVF on October 31, 2024. According to the Schedule 13G/A as of October 31, 2024, (i) BVF and BVF I GP LLC (“BVF GP”) had shared voting and shared dispositive power over 3,361,803 shares of our Common Stock, (ii) Biotechnology Value Fund II, L.P. (“BVF2”) and BVF II GP LLC (“BVF2 GP”) had shared voting and shared dispositive power over 2,633,679 shares of our Common Stock, (iii) Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) and BVF Partners OS Ltd. (“Partners OS”) had shared voting and shared dispositive power over 220,460 shares of our Common Stock, (iv) BVF GP Holdings LLC (“BVF GPH”) had shared voting and shared dispositive power over 5,995,482 shares of our Common Stock, and (v) BVF Partners L.P. (“Partners”), BVF Inc. and Mark N. Lampert had shared voting and shared dispositive power over 6,293,282 shares of our Common Stock. The shares reported in the table above do not include shares of Common Stock issuable upon conversion of non-voting convertible preferred stock, the

Pre-Funded Warrants, the 2024 Pre-Funded Warrants and warrants held by certain of the foregoing entities. The non-voting convertible preferred stock and warrants are each subject to a beneficial ownership limitation of 9.99%, which does not permit the foregoing entities to convert or exercise that portion of the non-voting convertible preferred stock, pre-funded warrants or warrants, as applicable, that would result in the entities owning, after conversion or exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of BVF is 44 Montgomery St., 40th Floor, San Francisco, California 94104.
(2)
Consists of (i) 9,000 shares of Common Stock and (ii) 2,130,222 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.
(3)
Consists of (i) 1,000 shares of Common Stock and (ii) 1,546,176 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.
(4)
Consists of (i) 10,000 shares of Common Stock and (ii) 1,238,598 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.
(5)
Consists of (i) 677 shares of Common Stock and (ii) 869,360 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.
(6)
Consists of 288,768 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.
(7)
Consists of 261,307 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.
(8)
Consists of 221,307 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.
(9)
Consists of 181,307 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.
(10)
Consists of 181,307 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.
(11)
Consists of (i) 20,677 shares of Common Stock and (ii) 8,041,072 shares of Common Stock underlying options that are exercisable as of March 31, 2026 or will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to fiscal 2025 with the exception of one Form 4 filed for each of Jan Hillson, M.D., Keith Katkin, Allan Kirk, June Lee, John McBride, and James Robinson on January 16, 2026 reporting the vesting of RSUs on January 10, 2026.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2025 and discussed them with our management and our independent registered public accounting firm for the year ended December 31, 2025, Deloitte & Touche LLP.

Our audit committee has also received from, and discussed with, Deloitte & Touche LLP various communications that Deloitte & Touche LLP is required to provide to our audit committee, including the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, Deloitte & Touche LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with our audit committee concerning independence, and has discussed with our Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

By the audit committee of the Board of Directors of Eledon Pharmaceuticals, Inc.

John S. McBride

Allan D. Kirk, M.D., Ph.D., FACS

James Robinson

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 300,000,000 TO 450,000,000 SHARES

Summary

As of March 31, 2026, there were: (i) 300,000,000 shares of Common Stock authorized and 228,704,444 shares of Common Stock issued and outstanding or reserved for issuance.

The shares of Common Stock reserved for issuance as of March 31, 2026 totaled 152,852,722 shares and consisted of: (i) an aggregate of 36,629,569 shares of Common Stock reserved for issuance upon the exercise of Pre-Funded Warrants issued in connection with an exchange of Common Stock in 2020, the 2023 Private Placement, the 2024 Private Placement, the 2024 Underwritten Offering, the 2025 Underwritten Offering, and Pre-Funded Warrants issued in exchange for shares of our common stock in an exchange transaction completed in December 2025; (ii) 15,151,518 shares of Common Stock reserved for issuance upon the exercise of outstanding Common Warrants issued in connection with the 2023 Private Placement; (iii) 6,115,902 shares of Common Stock reserved for issuance upon the conversion of our Series X1 non-voting convertible preferred stock; (iv) 245,665 shares of Common Stock reserved for issuance upon the conversion of our Series X non-voting convertible preferred stock; (v) 75,000,000 shares of Common Stock reserved for issuance pursuant to the Sales Agreement; (vi) 16,377,132 shares of Common Stock issuable pursuant to awards outstanding under our Stock Plans and 3,308,859 shares of Common Stock reserved for future issuance under our 2020 Plan and (viii) 24,077 shares of Common Stock available for purchase under our 2014 ESPP.

After careful consideration, our Board has determined it would be in the best interest of our Company and our stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance from 300,000,000 shares to 450,000,000 shares (the “Authorized Share Increase Amendment”). Our Board has unanimously declared the Authorized Share Increase Amendment to be advisable and in the best interests of the Company and its stockholders. Our Board has also directed that adoption and approval of the Authorized Share Increase Amendment be submitted to the Company’s stockholders for their consideration at the Annual Meeting, and has unanimously recommended that our stockholders approve the Authorized Share Increase Amendment by voting in favor of this Proposal 2. The Authorized Share Increase Amendment is attached hereto as Appendix A, which you should read in its entirety. We are not requesting any increase to the authorized number of shares of preferred stock, which would remain unchanged at 5,000,000 shares.

Reasons for the Authorized Share Increase Amendment

The Authorized Share Increase Amendment is intended to, among other things, provide meaningful capital resources for our business plans and strategic initiatives, without the expense and delay of a special meeting of stockholders, unless such approval is expressly required by applicable law. The additional shares of Common Stock may be used for various purposes, including: (i) for capital-raising, financing or refinancing transactions involving the issuance of shares of our Common Stock, the issuance of convertible securities or the issuance of other equity securities; (ii) as consideration for mergers, acquisitions, investments or other similar transactions; (iii) in connection with collaborations or other strategic relationships; (iv) as compensation to attract and retain our personnel through grants of equity awards under our current or future equity compensation plans; (v) stock splits; (vi) stock dividends; and (vii) other corporate purposes.

Having a sufficient number of authorized shares of Common Stock is necessary in order to fund our ongoing operations and business plan. We do not have any approved products for commercial sale and have never generated revenue from product sales, and we do not expect to receive any revenue from our product candidates unless and until we obtain regulatory approval and commercialize our product candidates or enter into collaborative arrangements with third parties. To date, our operations have been financed primarily by net proceeds from the sale of preferred stock and Common Stock, and the sale of warrants, including the transactions described under “Information Regarding Recent Financing Transactions” above. In view of our expectation to incur significant losses for the foreseeable future, we expect to require additional capital resources in the future in order to fund our operations. At this time, we have no specific plans, arrangements or understandings to issue any of the shares of Common Stock that would be authorized by the Authorized Share Increase Amendment. However, we believe that it is critical to have the flexibility to issue shares of Common Stock, and we believe that adopting the Authorized Share Increase Amendment at this time would improve our ability to pursue financing and other stockholder value-enhancing transactions.

Possible Effects if Proposal 2 is Approved

If this Proposal 2 is approved by our stockholders, the Board would generally be able to issue the additional authorized shares of Common Stock in its discretion from time to time without further action by or approval of our stockholders, subject to and as limited by the requirements of Nasdaq Listing Rules and the requirements of applicable law.

Approval of Proposal 2 would have the following effects:

•
Potential for Dilution. If approved, this Proposal 2 would result in our Board’s ability to issue the newly authorized shares of our Common Stock in the future, in its discretion and without obtaining future stockholder approval. Because our stockholders do not have preemptive rights with respect to our Common Stock, they would not have preferential rights to purchase any additional shares we may issue in the future. Consequently, any issuance of additional shares of our Common Stock, unless such issuance is pro-rata among existing stockholders, would increase the number of outstanding shares of our Common Stock and decrease the ownership interest of our existing stockholders, as well as their percentage interest in the voting power, liquidation value and book value of our Common Stock. Depending on the terms of any such issuance, these decreases could be significant. It is impossible to predict the dilutive impact of any such future share issuance, if any. Any potential dilution would depend on several factors, including the price of our Common Stock at the time of any future issuance and the number of shares of our Common Stock then outstanding.

•
Anti-Takeover Effects. The availability of additional shares of our Common Stock could, under certain circumstances, discourage or make more difficult efforts to effect a change of control of the Company or remove management, which our stockholders might otherwise deem favorable. For example, without further stockholder approval, the Board could strategically sell shares of our Common Stock in a private transaction to purchasers that would oppose a change of control attempt or favor current management. The anti-takeover effect of an increase to the authorized shares of our Common Stock would be in addition to other provisions in our Certificate of Incorporation and our Amended and Restated Bylaws that may also have an anti-takeover effect, such as our classified Board, limitations on the ability of stockholders to call special meetings or act by written consent, certain advance notice requirements with respect to stockholder proposals and nominations of director candidates and our ability to issue preferred stock with such rights, preferences and privileges as approved by our Board without obtaining stockholder approval. Our Board is not aware of any attempt, or contemplated attempt, to acquire the Company, nor is this Proposal 2 being presented with the intention of using the additional shares to prevent or discourage a change of control or for any other anti-takeover purpose.

Possible Effects if Proposal 2 is Not Approved

If this Proposal 2 is not approved by our stockholders, then the number of shares of Common Stock we would be authorized to issue would remain at its current amount of 300,000,000 shares.

A failure to obtain the approval of our stockholders of this Proposal 2 could result in a lack of necessary flexibility to use equity for valid purposes. As described above, the Board believes this increase to the authorized shares of our Common Stock would provide us with needed flexibility to issue these shares in the future when and as necessary and on a timely basis, which would allow us to take advantage of market conditions, the availability of favorable financing and opportunities for acquisitions or other strategic initiatives, in each case without the potential expense or delay incident to obtaining stockholder approval for each separate transaction or issuance. If this Proposal 2 is not approved by our stockholders, our Board would have significantly limited ability to issue equity at its discretion in the future, which could result in, among other things, difficulties in our ability to finance our ongoing business and operations and may in the future create substantial doubt about our ability to continue as a going concern, difficulties retaining and recruiting executives and other personnel consistent with our business plans or an inability to effect potential future collaborations, strategic investments or acquisitions efficiently and when desired or otherwise believed to be advantageous to us.

Effectiveness of Amendment to Certificate of Incorporation

If this Proposal 2 is approved by our stockholders at the Annual Meeting, the increase to our authorized shares of Common Stock contemplated by the Authorized Share Increase Amendment set forth in Appendix A would become effective upon the filing and effectiveness of a Certificate of Amendment with the Secretary of State of the State of Delaware setting forth the Authorized Share Increase Amendment. We intend to file a Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable if the Authorized Share Increase Amendment is adopted and approved by our stockholders. Our Board, however, retains the discretion to abandon the Authorized Share Increase Amendment and not implement it at any time prior to effectiveness, notwithstanding approval of this Proposal 2 by our stockholders.

Vote Required; Recommendation of the Board of Directors

Pursuant to Section 242(d)(2) of the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the votes cast on this Proposal 2 at the Annual Meeting by the holders entitled to vote thereon is required to approve this Proposal 2 and adopt the Authorized Share Increase Amendment. Only holders of our Common Stock are entitled to vote on this Proposal 2; holders of our non-voting convertible preferred stock do not have the right to vote on this proposal. Abstentions will not be counted as a vote cast on Proposal 2 and therefore will have no effect on the outcome of this proposal. We do not expect any broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees and Services

Deloitte & Touche LLP (“Deloitte”) was our independent registered public firm for the year ended December 31, 2025 and Crowe LLP (“Crowe”) was our independent registered public firm for the year ended December 31, 2024. The following table summarizes the fees Deloitte and Crowe, respectively billed to us for each of the last two fiscal years. All of such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	2025	2024
Audit Fees(1)	$906,460	$236,035
Audit-Related Fees	—	—
Tax Fees(2)	65,494	—
Total Fees	$971,954	$236,035

(1)
“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s financial statements. They also cover assistance with and review of documents filed with the SEC, as well as consents, comfort letters, and other regulatory filings.
(2)
“Tax Fees” consist of professional services for corporate tax compliance, including the preparation of tax returns and consultation services.

Pre-Approval Policies and Procedures

Our audit committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary, modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. Our audit committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our independent registered public accounting firm, provided that the fees for such services do not exceed $50,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the audit committee at the next meeting of the committee.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under the guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile, and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period, would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Change in Independent Registered Public Accounting Firm

Dismissal of Crowe and Appointment of Deloitte

On April 1, 2025, as previously disclosed in our Current Report on Form 8-K filed with the SEC on April 7, 2025, as amended by the Form 8-K/A filed on April, 14, 2025 (the “2025 Form 8-K”), our audit committee approved the dismissal of Crowe as our independent registered public accounting firm and approved the appointment of Deloitte as our new independent registered public accounting firm for the year ended December 31, 2025 and related interim periods.

During the fiscal year ended December 31, 2024 and during the subsequent interim period from January 1, 2025 through April 1, 2025, (i) there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Crowes’s satisfaction, would have caused Crowe to make reference to the subject matter of the disagreement in connection with its report and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit report of Crowe on our consolidated financial statements for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and December 31, 2023, and for the subsequent interim period through April 1, 2025, neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, in connection with which neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by our Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, we provided Crowe with a copy of the 2025 Form 8-K prior to its filing and requested that Crowe furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter, dated April 7, 2025, is filed as Exhibit 16.1 to the 2025 Form 8-K, and is incorporated herein by reference.

Change from KMJ Corbin & Company LLP (“KMJ Corbin”) to Crowe

On May 20, 2024, as previously disclosed in our Current Report on Form 8-K filed with the SEC on July 12, 2024 (the “2024 Form 8-K”), the partners and professional staff of KMJ Corbin joined Crowe. In connection with this transition, our audit committee dismissed KMJ Corbin as our independent registered public accounting firm on July 10, 2024 and appointed Crowe as our independent registered public accounting firm.

The reports of KMJ Corbin on our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of KMJ Corbin’s dismissal, there were no disagreements between the Company and KMJ Corbin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMJ Corbin, would have caused KMJ Corbin to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s consolidated financial statements. During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of KMJ Corbin’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, we provided KMJ Corbin with a copy of the 2024 Form 8-K prior to its filing and requested that KMJ Corbin furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter, dated July 12, 2024, is filed as Exhibit 16.1 to the 2024 Form 8-K, and is incorporated herein by reference.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As described above, the audit committee has appointed Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. The audit committee reviews the performance of the independent registered public accounting firm annually.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. Although stockholder approval of the audit committee’s appointment of Deloitte is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this appointment. In the event of a negative vote on this proposal, the audit committee will reconsider its selection. Even if this appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders. Deloitte has no direct or indirect material financial interest in our Company or our subsidiaries. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so choose, and will be available to respond to appropriate questions from our stockholders.

Vote Required: Recommendation of the Board of Directors

The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast affirmatively or negatively on the matter (provided that there is a quorum) is required for the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of Proposal 3. We do not expect any broker non-votes on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the Annual Meeting, as seems to them to be in the best interest of the Company and our stockholders.

Stockholder Proposals for our 2027 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2027 annual meeting of stockholders, stockholder proposals must be received by us no later than January 1, 2027, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2026 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our Amended and Restated Bylaws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive notice of other proposals of stockholders (including director nominations) intended to be presented at the 2027 annual meeting of stockholders but not included in the proxy statement by March 20, 2027, but not before February 18, 2027, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the 2027 annual meeting is more than 20 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2027 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our Amended and Restated Bylaws, which also specify requirements as to the form and content of a stockholder’s notice.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting of stockholders must provide written notice to our Corporate Secretary setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholders. Such written notice must be provided in accordance with Rule 14a-19 no later than April 19, 2027. If we change the date of the 2027 annual meeting of stockholders by more than 30 days from the date of this year’s annual meeting, such written notice must be received by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Amended and Restated Bylaws as noted above.

Any proposals, notices or information about proposed director candidates should be sent to Eledon Pharmaceuticals, Inc., Attention: Corporate Secretary, 19800 MacArthur Boulevard, Suite 250, Irvine, California 92612.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single Notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials and our 2025 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to you if you write or call us at Eledon Pharmaceuticals, Inc., 19800 MacArthur Boulevard, Suite 250, Irvine, California 92612, Attention: Investor Relations, telephone: (949) 238-8090. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Appendix A

Authorized Share Increase Amendment to the Certificate of Incorporation

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~305,000,000~~455,000,000 shares, consisting of (i) ~~300,000,000~~450,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

A-1

PRELIMINARY PROXY CARD

Eledon Pharmaceuticals

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Eledon Pharmaceuticals, Inc.
Annual Meeting of Stockholders

Thursday, June 18, 2026 11:30 AM, Pacific Time

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/ELDN

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before June 8, 2026.

SEE REVERSE FOR FULL AGENDA

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 18, 2026 For Stockholders of record as of April 20, 2026

To order paper materials, use one of the following methods.

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* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

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Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Eledon Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 11, 2025 Tuesday, June 10, 2025 11:30 AM, Pacific Time Eledon Pharmaceuticals, 19800 MacArthur Boulevard, Suite 250, Irvine, CA 92612 Internet: www.proxypush.com/ELDN Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-229-2195 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided “Alexa, Vote My Proxy” Open Alexa app and browse skills Search “Vote my Proxy” Enable skill YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, June 9, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints David-Alexandre C. Gros and Paul Little, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Eledon Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Eledon Pharmaceuticals, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 and 4 PROPOSAL YOUR VOTE Election of Class II Directors FOR WITHHOLD Keith A. Katkin P2 P2 FOR 1.02 Allan D. Kirk, M.D., Ph.D., FACS P3 P3 FOR 1.03 John S. McBride FOR FOR AGAINST ABSTAIN 2. Approval of an amendment to the Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 200,000,000 to 300,000,000. P5 P5 P5 FOR 3. Approval of an amendment to the Certificate of Incorporation, to provide for exculpation of certain officers. P6 P6 P6 FOR 4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025. P7 P7 P7 FOR NOTE: Such other business as may properly come before the meeting or any adjournment thereof Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date